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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated November 16, 1999 (except for Note 21 (g) as to which the date is January 13, 2000, and Notes 21(h) and (i) as to which the date is February 11, 2000), in the Registration Statement (Form SB-2) and related Prospectus of FutureLink Corp. dated February 11, 2000.

                                          /s/ ERNST & YOUNG LLP
                                          --------------------------------------
                                          Chartered Accountants

Calgary, Canada
February 4, 2000